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                      MEMORANDUM OF UNDERSTANDING
                                 BETWEEN
              POLAROID CORPORATION AND IMAGEWARE SOFTWARE, INC.

This will serve as a Memorandum of Understanding (MOU) between Polaroid Corporation (Polaroid) and ImageWare Software, Inc. (ImageWare) for activities relating to joint efforts that facilitate interchange between state-wide drivers license image databases and local/county/state criminal mugshot and ID databases.

1. Polaroid and ImageWare agree to collaborate to facilitate the ability for law enforcement personnel to search drivers license databases using a facial recognition client (Face ID) supplied by ImageWare. ImageWare will be responsible for the selling and marketing of this ability to law enforcement throughout the state and Polaroid will be responsible for the access to the drivers license database.

2. Polaroid and ImageWare agree to jointly market the ability to create a state-wide repository of digital images for local/county law enforcement users. ImageWare will supply the software applications and system for the capture of mugshot/ID images. Polaroid will be responsible for contract negotiation with the state agency and act in the capacity of "prime contractor". Once implemented Polaroid personnel may serve the additional function of service and support.

3. Polaroid and ImageWare agree to work together on an exclusive basis on these activities for a period of one year of the date of this agreement. At that time the two parties may agree to extend the agreement or terminate.

4. Both Polaroid and ImageWare will be responsible for their own expenses for any activities related to the activities of this agreement, unless otherwise agreed.

5. The states that will be the initial targets for the activities are Minnesota, California, Virginia and Georgia. Additional target accounts will be added as appropriate.


/s/ Kevin Keipper                               /s/ Paul J. Devermann
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      9/13/99                                            9/17/99
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Kevin Keipper                                   Paul J. Devermann
National Sales Manager                          Vice President of Sales and
Digital Identification Solutions                New Business Development